Colfax Reports First Quarter 2011 Results

FULTON, Md., May 3, 2011 /PRNewswire/ -- Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, today announced financial results for the first quarter ended April 1, 2011. On a year-over-year basis, highlights for the first quarter include:

First Quarter of 2011 (all comparisons versus the first quarter of 2010)

  Net income of $6.6 million (15 cents per share – basic and diluted); adjusted net income (as defined below) of $10.1 million (23 cents per share), an increase of 68.6%
  Net sales of $158.6 million, an increase of 32.2%; organic sales increase (as defined below) of 17.6%
  Operating income of $11.3 million; adjusted operating income (as defined below) of $16.7 million, an increase of 57.0%
  First quarter orders of $159.0 million, an increase of 32.9%; organic order growth (as defined below) of 22.7%
  Backlog of $369.8 million at period end

Adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth and organic order growth are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP"). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

Clay Kiefaber, President and Chief Executive Officer, stated, "We are pleased to announce strong results for the first quarter. Both sales and orders on an organic basis were up substantially from the 2010 first quarter. Sales growth was driven by broad-based strength in all of our end markets, except defense. Order growth was also strong in those same end markets and, given current market conditions, we believe the momentum will continue during the remainder of 2011.

"During the quarter, we continued to make progress toward realigning Colfax as a global market-facing organization, evidenced by the recent consolidation of our global commercial marine organization. We expect that this initiative, combined with our other strategic priorities and continued focus on product rationalization, will result in breakthrough levels of customer service and satisfaction.

"I am also pleased to have recently added Bill Rothenbach as Senior Vice President, Human Resources. Bill is a critical addition to the leadership team and will lead our efforts in talent development and building bench strength, which are critical elements of our long-term growth strategies."

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, earnings before interest, taxes and depreciation (EBITDA), adjusted EBITDA, organic sales growth and organic order growth. Adjusted net income, adjusted net income per share, adjusted EBITDA and adjusted operating income exclude asbestos liability and defense costs (income) and asbestos coverage litigation expenses, and restructuring and other related charges to the extent they impact the periods presented. Adjusted net income and, adjusted net income per share present income taxes at an effective tax rate of 32%. Organic sales growth and organic order growth exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of legacy asbestos issues and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release

Conference Call and Webcast

Colfax will host a conference call to provide details about its results on Tuesday, May 3, 2011 at 8:00 a.m. ET. The call will be open to the public through 877-303-7908 or 678-373-0875 and webcast via Colfax's website at www.colfaxcorp.com under the "Investors" section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, defense and general industrial markets. Colfax's operating subsidiaries supply products under the well-known brands Allweiler, Baric, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Rosscor, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption "Risk Factors". In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term "Colfax" in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Colfax Corporation Condensed Consolidated Statements of Operations Dollars in thousands, except per share data (Unaudited)
	Three Months Ended
	April 1, 2011	April 2, 2010

Net sales	$ 158,558	$ 119,971
Cost of sales	105,304	78,215
Gross profit	53,254	41,756
Selling, general and administrative expense	34,938	29,489
Research and development expense	1,608	1,628
Restructuring and other related charges	1,977	4,039
Asbestos liability and defense costs	1,333	1,435
Asbestos coverage litigation expense	2,066	3,881
Operating income	11,332	1,284
Interest expense	1,827	1,813
Income (loss) before income taxes	9,505	(529)
Provision for (benefit from) income taxes	2,950	(155)
Net income (loss)	$ 6,555	$ (374)
Net income (loss) per share—basic and diluted	$ 0.15	$ (0.01)

Colfax Corporation Reconciliation of GAAP to Non-GAAP Financial Measures Dollars in thousands, except per share data (Unaudited)
	Three Months Ended
	April 1, 2011	April 2, 2010
EBITDA
Net income (loss)	$ 6,555	$ (374)
Interest expense	1,827	1,813
Provision for (benefit from) income taxes	2,950	(155)
Depreciation and amortization	5,353	3,735
EBITDA	$ 16,685	$ 5,019
EBITDA margin	10.5%	4.2%

Adjusted EBITDA
Net income (loss)	$ 6,555	$ (374)
Interest expense	1,827	1,813
Provision for (benefit from) income taxes	2,950	(155)
Depreciation and amortization	5,353	3,735
Restructuring and other related charges	1,977	4,039
Asbestos liability and defense costs	1,333	1,435
Asbestos coverage litigation expenses	2,066	3,881
Adjusted EBITDA	$ 22,061	$ 14,374
Adjusted EBITDA margin	13.9%	12.0%

Adjusted Operating Income
Operating income	$ 11,332	$ 1,284
Restructuring and other related charges	1,977	4,039
Asbestos liability and defense costs	1,333	1,435
Asbestos coverage litigation expenses	2,066	3,881
Adjusted operating income	$ 16,708	$ 10,639
Adjusted operating income margin	10.5%	8.9%

Adjusted Net Income and Adjusted Earnings Per Share
Net income (loss)	$ 6,555	$ (374)
Restructuring and other related charges	1,977	4,039
Asbestos liability and defense costs	1,333	1,435
Asbestos coverage litigation expenses	2,066	3,881
Tax adjustment to effective rate of 32%	(1,812)	(2,979)
Adjusted net income	$ 10,119	$ 6,002
Adjusted net income margin	6.4%	5.0%

Weighted-average shares outstanding—diluted	44,105,120	43,242,659
Adjusted net income per share	$ 0.23	$ 0.14

Net income (loss) per share—diluted (in accordance with GAAP)	$ 0.15	$ (0.01)

Colfax Corporation Change in Sales, Orders and Backlog Dollars in millions (Unaudited)
	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%
	(In millions)
As of and for the three months ended April 2, 2010	$ 120.0		$ 119.6		$ 281.3
Components of Change:
Existing businesses	21.1	17.6%	27.2	22.7%	(0.4)	(0.1)%
Acquisitions	15.9	13.3%	11.1	9.3%	76.9	27.3%
Foreign currency translation	1.6	1.3%	1.1	0.9%	12.0	4.3%
	38.6	32.2%	39.4	32.9%	88.5	31.5%
As of and for the three months ended April 1, 2011	$ 158.6		$ 159.0		$ 369.8

CONTACT: Scott Brannan, Chief Financial Officer, Colfax Corporation, +1-301-323-9005, Scott.Brannan@colfaxcorp.com